Portfolio  TRADE      DESCRIPTION     AMOUNT       ISSUE        MEMBER OF UNDERWRITING  UNDERWRITING SYNDICATE
Name   DATE     OF SECURITY     PURCHASED   SIZE        SYNDICATE FROM WHOM     MEMBERS
                 FUND PURCHASED

Roszel/Allianz  06/02/2009 Prudential      1,720 shares  32,051,283   Goldman, Sachs & Co.    J.P. Morgan Securities Inc
CCM Capital      Financial Inc.  ($67,080)   shares             Barclays Capital Inc.
Appreciation                 Citigroup Global Markets, Inc.
                  Merrill Lynch, Pierce, Fenner & Smith Incorporated
                  Morgan Stanley & Co. Incorporated
                  Goldman, Sachs & Co.
                  Deutsche Bank Securities, Inc.
                                       UBS Securities LLC

Roszel/JPMorgan  02/11/2009 Lincoln     10,100 shares 5,500,000    Barclays Capital, Inc.  J.P. Morgan Securities Inc
Small Cap Growth            Educational     ($141,400)   shares                             Barclays Capital Inc.
                            Services Corp.             Credit Suisse Securities (USA) LLC
                  Robert W. Baird & Co. Incorporated
                  BMO Campital Markets Corp.
                                       Barrington Research Associates, Incorporated

Roszel/JPMorgan  05/13/2009 Digital      100 shares    14,700,000   Jeffries & Company,     J.P. Morgan Securities Inc
Small Cap Growth            Global, Inc.    ($1,900)   shares       Inc.          Citigroup Global Markets, Inc.
                  Merrill Lynch, Pierce, Fenner & Smith Inc.
                  Morgan Stanley & Co. Incorporated
                  Jeffries & Company, Inc.

Roszel/JPMorgan  05/13/2009 Digital      4,900 shares  14,700,000   Morgan Stanley &        J.P. Morgan Securities Inc
Small Cap Growth            Global, Inc.    ($93,100)   shares       Co. Incorporated        Citigroup Global Markets, Inc.
                  Merrill Lynch, Pierce, Fenner & Smith Incorporated
                  Morgan Stanley & Co. Incorporated
                  Jeffries & Company, Inc.

Roszel/JPMorgan  05/19/2009 Solar Winds,    3,000 shares  12,116,279   Goldman, Sachs & Co.    J.P. Morgan Securities Inc
Small Cap Growth            Inc.            ($37,500)   shares          Jeffries & Company, Inc.
                                          Thomas Weisel Partners LLC
                  Morgan Stanley & Co. Incorporated
                  Goldman, Sachs & Co.
                  Ladenburg Thalmann & Co., Inc.

Roszel/JPMorgan  05/19/2009 Solar Winds,    100 shares    12,116,279   Jeffries & Company,     J.P. Morgan Securities Inc
Small Cap Growth            Inc.            ($1,250)   shares       Inc.         Jeffries & Company, Inc.
                                          Thomas Weisel Partners LLC
                  Morgan Stanley & Co. Incorporated
                  Goldman, Sachs & Co.
                  Ladenburg Thalmann & Co., Inc.